United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 16, 2008
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Avenue, Waltham, MA 02451
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EX-10.1 Amendment No. 1 to Employment Agreement

Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth below under Item 5.02 is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a), (b), (c) and (d) Not applicable.
(e) On December 16, 2008, the existing Employment Agreement between the Company and John A. Kollins, the Company’s Chief Executive Officer (the “Agreement”), was amended (the “Amendment”), in connection with Mr. Kollins’ recent appointment as the Chief Executive Officer of the Company, to provide that Mr. Kollins’ annual base salary will be increased, effective retroactively to October 23, 2008, the date on which Mr. Kollins was appointed to the position of Chief Executive Officer, to $350,000 from $275,000. In addition, Mr. Kollins has been granted an option to purchase 250,000 shares of the Company’s common stock, vesting in equal amounts over four years starting one year from the date of grant, and the Company has agreed to grant him an option to purchase an additional 250,000 shares of the Company’s common stock in the first quarter of 2009, which will also vest in equal amounts over four years starting one year from the date of grant. A copy of the Amendment is attached hereto and incorporated herein by reference.
(f) Not applicable.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement by and between OXiGENE and Mr. Kollins dated as of December 16, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008	OXiGENE, Inc.
	By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement by and between OXiGENE and Mr. Kollins dated as of December 16, 2008.